UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 31, 2024
F5, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 5th Avenue
Seattle	,	WA	98104
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FFIV	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 31, 2024, in connection with the previously announced retirement of Frank Pelzer, Executive Vice President and Chief Financial Officer of F5, Inc. (the “Company”), the Company and Mr. Pelzer entered into a Transition Agreement (the “Transition Agreement”). Under the Transition Agreement, Mr. Pelzer will continue to perform and be paid for his role of Chief Financial Officer through the end of the effective date of his retirement from the Company, which will be at the end of the day on the date the Company files its Form 10-K for its 2024 fiscal year and is expected to be on or about November 18, 2024; and he will resign as of such time.
Provided the Company and Mr. Pelzer enter into a Consulting Agreement (the “Consulting Agreement”) substantially in the form attached to the Transition Agreement and Mr. Pelzer signs an applicable waiver, from approximately December 1, 2024 through May 31, 2025, Mr. Pelzer will provide consulting services to the Company, acting as a senior advisor to his successor, pursuant to the Consulting Agreement. As inducement to Mr. Pelzer entering into the Consulting Agreement and applicable waiver, the Company would provide the following to Mr. Pelzer: (i) a lump sum payment in the amount of $315,125, less applicable deductions, taxes, and withholdings; and (ii) the acceleration of vesting of 6,740 time-vesting restricted stock units that were previously granted to Mr. Pelzer. Additionally, pursuant to the Consulting Agreement, Mr. Pelzer would be paid $46,833.33 per month for the term of the Consulting Agreement (which amount would be prorated if the Consulting Agreement were terminated mid-month) and applicable expenses. Further, as part of the Transition Agreement, Mr. Pelzer would agree to, among other things, certain non-disclosure obligations and waiver and release of claims. In accordance with applicable law, if Mr. Pelzer does not revoke the Transition Agreement during the statutory seven-day revocation period, it will become fully effective.
The foregoing description of the Transition Agreement (including the Consulting Agreement) does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Forward Looking Statements
Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and other similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this report include, among others, statements regarding management transitions and related arrangements. Forward-looking statements are not guarantees of future actions, events, results or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or Board, as well as those beyond the Company’s control, including those taken by third parties. Such risks and uncertainties include, but are not limited to, timing of changes in and integration of management (and related arrangements), agreements becoming effective and being executed, and changes in strategic and other business objectives. For more information on factors that may affect future performance, events, results or actions, please review “Risk Factors” described in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as other public filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof, and the Company undertakes no obligation to update the information provided herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

10.1	Transition Agreement, between Frank Pelzer and F5, Inc., dated October 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5, INC. (Registrant)
Date: November 5, 2024	By:	/s/ Scot F. Rogers
Scot F. Rogers
Executive Vice President and General Counsel